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                                                                 Exhibit (j)(1)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 29, 2010, relating to the financial statements and financial highlights of Tax-Managed International Portfolio, International Portfolio, Emerging Markets Portfolio, Intermediate Duration Portfolio, Short Duration Plus Portfolio, U.S. Government Short Duration Portfolio, Short Duration California Municipal Portfolio, Short Duration New York Municipal Portfolio, Short Duration Diversified Municipal Portfolio, California Municipal Portfolio, New York Municipal Portfolio, Diversified Municipal Portfolio (twelve of the eighteen portfolios constituting Sanford C. Bernstein Fund, Inc.) and to the financial statements and financial highlights Overlay A Portfolio, Tax-Aware Overlay A Portfolio, Overlay B Portfolio, Tax-Aware Overlay B Portfolio, Tax-Aware Overlay C Portfolio and Tax-Aware Overlay N Portfolio (six of the eighteen portfolios constituting Sanford C. Bernstein Fund, Inc.), which reports appear in the September 30, 2010 Annual Reports to Shareholders of Sanford C. Bernstein Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Custodian, Transfer Agent, Counsel, Independent Registered Public Accounting Firm and Financial Statements", "Statement and Reports" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
January 28, 2011